UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008 (April 17, 2008)

AMERICAN OIL & GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 991-0173

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent applicable, the contents of Item 3.02 below are incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities

On April 17, 2008, American Oil and Gas Inc. (the “Company”) granted options (the “Options”) to eight employees and three officers of the Company, pursuant to the Company’s 2006 Stock Incentive Plan, to purchase an aggregate of 474,000 shares of common stock, $0.001 par value per share (the “Common Stock”). The Options were granted as compensation for services as an officer or employee of the Company. The three officers that received grants of Options were (i) Joe Feiten, the Company’s CFO, who acquired options to purchase 90,000 shares of Common Stock, (ii) Don Schroeder, the Company’s Vice President – Land, who acquired options to purchase 90,000 shares of Common Stock, and (iii) Peter Loeffler, the Company’s Vice President – Exploration & Production, who acquired options to purchase 90,000 shares of Common Stock.

One-third of each such Option shall become exercisable on each of the first, second and third anniversaries of the grant date. The exercise price per share for each Option is equal to $3.37, which was the closing price of the Company’s Common Stock on April 17, 2008, and each portion of each Option shall terminate on the fifth anniversary of the date it first becomes exercisable.

If it were to be determined that the grants of options constituted a sale under the Securities Act of 1933, as amended (the “Securities Act”), the Options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) To the extent applicable, the contents of Item 3.02 above are incorporated into this Item 5.02(e) by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008	AMERICAN OIL & GAS INC.
By: /s/ Andrew P. Calerich

Andrew P. Calerich, President

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